UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 14, 2025, EyePoint Pharmaceuticals, Inc. (the “Company”) posted an updated investor presentation (the “Presentation”) on its website at www.eyepointpharma.com which included estimated cash and investments on hand as of September 30, 2025 and certain other corporate updates. The amounts included in the presentation were calculated prior to the completion of a review by the Company’s independent registered public accounting firm and are therefore subject to change upon completion of the Company’s quarterly report for the period ended September 30, 2025. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of September 30, 2025.

Item 8.01 Other Events.

On October 14, 2025, the Company issued a press release announcing details for its pivotal Phase 3 program evaluating DURAVYU™ (vorolanib intravitreal insert) for the treatment of diabetic macular edema (DME) with first patient dosing anticipated in Q1 2026. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On October 14, 2025, the Company posted the Presentation on its website at www.eyepointpharma.com. A copy of the Presentation is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of EyePoint Pharmaceuticals, Inc., dated October 14, 2025

99.2	Investor Presentation of EyePoint Pharmaceuticals, Inc. dated October 14, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date: October 14, 2025	By:	/s/ George O. Elston
George O. Elston Executive Vice President and Chief Financial Officer